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                              EXHIBIT 10.26

                             PROMISSORY NOTE
                     (Secured by Security Agreement)

Date:     June 19, 1996

Maker:    Inman's Corporation ("IEC")

Maker's Mailing Address (including county):
                              10620 E. Northwest Hwy.
                              Dallas, Dallas County, Texas 75238

Payee:    Warranty Repair Corporation

Place for Payment (including county):
                              10911 Petal Street
                              Dallas, Dallas County, Texas 75238


Principal Amount:   Three  Hundred  Fifty  Thousand  and  No/100 Dollars
                    ($350,000)

Annual Interest Rate on Unpaid Principal from Date of Funding:   Zero
                                                                 Percent

Annual Interest Rate on Matured, Unpaid Amounts:     Maximum lawful rate

Terms of Payment (principal and interest): Principal shall be due and payable in bi-monthly installments of Eight Thousand Two Hundred Fifty a n d No/100 Dollars ($8,250) or more each, the first of which installments shall be due and payable on July 15, 1996, and the others regularly on the first and fifteenth day of each month thereafter, until the whole of said principal sum has been duly paid. Credits will be applied to payment of this note as follows: a credit of 25% during the first six months of this Agreement, and thereafter, 35% of each IEC invoice payable by Curtis Mathes Corporation ("CM") for warranty repair services provided by IEC to CM after the date hereof, or the first $16,500 of each monthly payment by CM on IEC's invoices (or the first $8,250 of each bi-monthly payment by CM on IEC's invoices), whichever is less, will be applied toward payment of this note;

Security for Payment
     A  Security  Interest Created and Granted in the Following Security
     Agreement:

     Date:          June 19, 1996

     Debtor:        Inman's Corporation

     Secured Party: Warranty Repair Corporation

     Collateral:    (a)  all repair parts inventory sold and transferred
by the Secured Party to the Debtor, pursuant to that one certain Asset Purchase Agreement dated of even date herewith, and all accessions thereto and products thereof and documents therefor; and (b) all proceeds of the foregoing.
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     Maker  promises  to  pay  to  the  order  of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

     If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, protests, and notices of protest.

     If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

     Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be cancelled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     Each  Maker  is responsible for all obligations represented by this
note.    When  the context requires, singular nouns and pronouns include the plural.

                                   Inman's Corporation


                                   By: /s/ Wade Gaylor
                                        Wade Gaylor, President